EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his/her capacity as an officer of Sunshine Bancorp, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2015, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and periods presented in the financial statements included in such report.

May 12, 2015	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
President and Chief Executive Officer

May 12, 2015	By:	/s/ Vickie J. Houllis
Vickie J. Houllis
Senior Vice President and Chief
Financial Officer